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Investors:	Media:

Validus Holdings, Ltd.	Brunswick Group

Jon Levenson, Executive Vice President	Greg Faje / Beau Allen

+1-441-278-9000	+1-212-333-3810
Jon.Levenson@validusholdings.com

VALIDUS ANNOUNCES RECORD FIRST QUARTER NET INCOME OF $223.2 MILLION

DILUTED OPERATING EARNINGS PER SHARE OF $1.83

DILUTED BOOK VALUE PER SHARE OF $34.79 AT MARCH 31, 2013

DILUTED BOOK VALUE PER SHARE PLUS ACCUMULATED DIVIDENDS OF $41.57

Pembroke, Bermuda, April 25, 2013 - Validus Holdings, Ltd. (“Validus” or the “Company”) (NYSE: VR) today reported net income available to Validus of $223.2 million, or $1.90 per diluted common share for the three months ended March 31, 2013, compared to $124.2 million, or $1.18 per diluted common share, for the three months ended March 31, 2012.
Net operating income available to Validus for the three months ended March 31, 2013 was $215.6 million, or $1.83 per diluted common share, compared to $92.9 million, or $0.88 per diluted common share, for the three months ended March 31, 2012.
Commenting on the financial results for the quarter ended March 31, 2013, Validus' Chairman and CEO Ed Noonan stated:  "Our results were excellent with Validus reporting record first quarter net income in the amount of $223.2 million. Diluted operating earnings were $1.83 per share and we grew diluted book value per share in the quarter by 5.3% inclusive of our special dividend and recently increased common share dividend. Both gross and net premiums written at Validus Re grew measurably, largely due to the agricultural reinsurance business we described in our earnings call a quarter ago and the business we acquired from Flagstone.  All three of our segments - Validus Re, Talbot and AlphaCat - reported strong earnings which taken together allowed us to achieve a record result for the first quarter.

Validus' market leading short tail focused franchise continues to thrive in as a result of our commitment to underwriting profitability above all else. Conditions are competitive but rates remain more than adequate in our core classes of business. The hard work we have devoted to building a company of Validus' size and stature continues to pay dividends as we are able to attract new talent, capital and profitable business."

Net income available to Validus, net operating income available to Validus, diluted earnings per share and diluted operating earnings per share by Validus entity for the three months ended March 31, 2013 were as follows:

	Net Income Available to Validus	Diluted Earnings Per Share Available to Validus	Net Operating Income Available to Validus	Diluted Operating Earnings Per Share Available to Validus
	(Expressed in millions of U.S. dollars, except per share information)
Validus Re	$194.4		$182.3
PaCRe, Ltd.	(0.3)		0.2
Other AlphaCat Companies	17.4		18.2
Talbot	55.6		59.7
Corporate & Eliminations	(43.9)		(44.8)
Total	$223.2	$1.90	$215.6	$1.83

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Net operating income (loss), a non-GAAP financial measure, is defined as net income (loss) excluding net realized and unrealized gains (losses) on investments, foreign exchange gains (losses), income (loss) from investment affiliates and non-recurring items. Net operating income (loss) available (attributable) to Validus is defined as net operating income (loss) as defined above, but excludes income (loss) available (attributable) to noncontrolling interest. Reconciliations of these measures to net income (loss) and net income (loss) available (attributable) to Validus, the most directly comparable GAAP measures, are presented at the end of this release.
First Quarter 2013 Results
Highlights for the first quarter include the following:

•	Gross premiums written for the three months ended March 31, 2013 were $1,104.8 million compared to $837.3 million for the three months ended March 31, 2012, an increase of $267.5 million, or 31.9%.

•	Net premiums earned for the three months ended March 31, 2013 were $531.1 million compared to $451.2 million for the three months ended March 31, 2012, an increase of $79.9 million, or 17.7%.

•	Underwriting income for the three months ended March 31, 2013 was $210.1 million compared to $69.3 million for the three months ended March 31, 2012, an increase of $140.8 million, or 203.3%.

•	Combined ratio of 60.5% which included $65.8 million of favorable loss reserve development on prior accident years, benefiting the loss ratio by 12.4 percentage points.

•
Net operating income available to Validus for the three months ended March 31, 2013 was $215.6 million compared to $92.9 million for the three months ended March 31, 2012, an increase of $122.8 million, or 132.2%.

•
Net income available to Validus for the three months ended March 31, 2013 was $223.2 million compared to $124.2 million for the three months ended March 31, 2012, an increase of $99.0 million, or 79.7%.

•	Annualized return on average equity of 22.5% and annualized net operating return on average equity of 21.8%.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Notable Loss Events
During the three months ended March 31, 2013, the Company did not incur losses from notable loss events. For the three months ended March 31, 2012, the Company incurred $98.9 million of losses from notable loss events, which represented 21.9 percentage points of the loss ratio. Including the impact of $14.4 million of reinstatement premiums, the effect of these events on first quarter 2012 net income was a decrease of $84.5 million. The Company's loss ratio, excluding prior year development, and notable loss events for the three months ended March 31, 2013 and 2012 was 39.7% and 36.2%, respectively.

Three Months Ended March 31, 2013
(Dollars in thousands)
First Quarter 2013 Notable Loss Events	Validus Re		Talbot		Total
Description	Net Losses and Loss Expenses	% of NPE	Net Losses and Loss Expenses	% of NPE	Net Losses and Loss Expenses	% of NPE
None	$—	—%	$—	—%	$—	—%
Total	$—	—%		—%	$—	—%

		Three Months Ended March 31, 2012
		(Dollars in thousands)
First Quarter 2012 Notable Loss Events (b)		Validus Re (a)		Talbot		Total
Description		Net Losses and Loss Expenses (c)	% of NPE	Net Losses and Loss Expenses (c)	% of NPE	Net Losses and Loss Expenses (c)	% of NPE
Costa Concordia	Grounding	$62,798	24.8%	$13,399	6.9%	$76,197	16.9%
Cat 67	Tornadoes	22,699	9.0%	14	—%	22,713	5.0%
Total		$85,497	33.8%	$13,413	6.9%	$98,910	21.9%

(a)	The results of operations for Flagstone are consolidated only from the November 30, 2012 date of acquisition.

(b)
These notable loss event amounts were based on management's estimates following a review of the company's potential exposure and discussions with certain clients and brokers. Given the magnitude of these events, and other uncertainties inherent in loss estimation, meaningful uncertainty remains regarding losses from these events and the Company's actual ultimate net losses from these events may vary materially from these estimates.

(c)	Net of reinsurance but not net of reinstatement premiums. Total reinstatement premiums were $14.4 million for the three months ended March 31, 2012.

Validus Re Segment Results
Gross premiums written for the three months ended March 31, 2013 were $748.0 million compared to $566.9 million for the three months ended March 31, 2012, an increase of $181.1 million, or 31.9%. Gross premiums written for the three months ended March 31, 2013 included $326.0 million of property premiums, $161.4 million of marine premiums and $260.5 million of specialty premiums compared to $318.5 million of property premiums, $198.4 million of marine premiums and $50.0 million of specialty premiums for the three months ended March 31, 2012.
Net premiums earned for the three months ended March 31, 2013 were $303.1 million compared to $253.0 million for the three months ended March 31, 2012, an increase of $50.1 million, or 19.8%.
The combined ratio for the three months ended March 31, 2013 was 51.5% compared to 72.0% for the three months ended March 31, 2012, a decrease of 20.5 percentage points.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

The loss ratio for the three months ended March 31, 2013 was 24.2% compared to 49.1% for the three months ended March 31, 2012, a decrease of 24.9 percentage points. The loss ratio for the three months ended March 31, 2013 included favorable loss reserve development on prior accident years of $28.8 million, benefiting the loss ratio by 9.5 percentage points.
AlphaCat Segment Results
Gross premiums written from our consolidated entities for the three months ended March 31, 2013 were $96.5 million compared to $3.5 million for the three months ended March 31, 2012, an increase of $93.0 million.
Managed gross premiums written, including our non-consolidated affiliates, AlphaCat Re 2011 and AlphaCat Re 2012, for the three months ended March 31, 2013 were $96.0 million compared to $77.4 million for the three months ended March 31, 2012, an increase of $18.6 million or 24.1%.
Net premiums earned for the three months ended March 31, 2013 were $27.6 million compared to $2.7 million for the three months ended March 31, 2012, an increase of $25.0 million.
The combined ratio for the three months ended March 31, 2013 was 24.5% compared to 50.3% for the three months ended March 31, 2012, a decrease of 25.8 percentage points.
Talbot Segment Results
Gross premiums written for the three months ended March 31, 2013 were $293.5 million compared to $293.3 million for the three months ended March 31, 2012, an increase of $0.3 million, or 0.1%. Gross premiums written for the three months ended March 31, 2013 included $78.0 million of property premiums, $124.7 million of marine premiums and $90.8 million of specialty premiums compared to $81.5 million of property premiums, $110.0 million of marine premiums and $101.7 million of specialty premiums for the three months ended March 31, 2012.
Net premiums earned for the three months ended March 31, 2013 were $200.3 million compared to $195.5 million for the three months ended March 31, 2012, an increase of $4.8 million, or 2.4%.
The combined ratio for the three months ended March 31, 2013 was 71.9% compared to 92.6% for the three months ended March 31, 2012, a decrease of 20.7 percentage points.
The loss ratio for the three months ended March 31, 2013 was 35.6% compared to 55.1% for the three months ended March 31, 2012, a decrease of 19.5 percentage points. The loss ratio for the three months ended March 31, 2013 included favorable loss reserve development on prior accident years of $37.0 million, benefiting the loss ratio by 18.5 percentage points.
Corporate Results
Corporate results include executive and board expenses, internal and external audit expenses, interest and costs incurred in connection with the Company's senior notes and junior subordinated deferrable debentures and other costs relating to the Company as a whole. General and administrative expenses for the three months ended March 31, 2013 were $15.9 million compared to $14.7 million for the three months ended March 31, 2012, an increase of $1.1 million, or 7.8%. Share compensation expenses for the three months ended March 31, 2013 were $(0.6) million compared to $2.2 million for the three months ended March 31, 2012, a decrease of $2.7 million, or 126.6%. Included in the Validus Re segment general and administrative expenses are $13.4 million of Flagstone expenses which were incurred for the three months ended March 31, 2013.
Investments
Net investment income for the three months ended March 31, 2013 was $25.6 million compared to $27.8 million for the three months ended March 31, 2012, a decrease of $2.1 million, or 7.6%.
Net realized gains on investments for the three months ended March 31, 2013 were $1.7 million compared to $7.5 million for the three months ended March 31, 2012, a decrease of $5.8 million, or 77.2%.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Net unrealized losses on investments for the three months ended March 31, 2013 were $(7.2) million compared to gains of $20.7 million for the three months ended March 31, 2012, a decrease of $27.9 million, or 135.0%.
Finance Expenses
Finance expenses for the three months ended March 31, 2013 were $24.4 million compared to $16.3 million for the three months ended March 31, 2012, an increase of $8.2 million, or 50.2%.
Shareholders' Equity and Capitalization
As at March 31, 2013, total shareholders' equity was $4.4 billion including $487.4 million of noncontrolling interest. Shareholders' equity available to Validus was $3.9 billion as at March 31, 2013. Diluted book value per common share was $34.79 at March 31, 2013, compared to $35.22 at December 31, 2012. Diluted book value per common share is a non-GAAP financial measure. A reconciliation of this measure to shareholders' equity is presented at the end of this release.
Total capitalization at March 31, 2013 was $5.2 billion, including $540.2 million of junior subordinated deferrable debentures and $247.1 million of senior notes.
Share Repurchases
A summary of the share repurchases made to date under the Company’s previously announced share repurchase program is as follows:

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
	As at December 31, 2012				Quarter ended
Effect of share repurchases:	(cumulative)	January	February	March	March 31, 2013
Aggregate purchase price (a)	$1,206,845	$—	$36,559	$33,132	$69,691
Shares repurchased	43,138,057	—	1,017,380	887,009	1,904,389
Average price (a)	$27.98	$—	$35.93	$37.35	$36.59
Estimated cumulative net accretive (dilutive) impact on:
Diluted BV per common share (b)					1.80
Diluted EPS - Quarter (c)					0.49

	Share Repurchase Activity (Expressed in thousands of U.S. dollars except for share and per share information)
Effect of share repurchases:	As at March 31, 2013	April	As at April 23, 2013	Cumulative to Date Effect
Aggregate purchase price (a)	$1,276,536	$59,372	$59,372	$1,335,908
Shares repurchased	45,042,446	1,580,949	1,580,949	46,623,395
Average price (a)	$28.34	$37.55	$37.55	$28.65
(a) Share transactions are on a trade date basis through April 23, 2013 and are inclusive of commissions.  Average share price is rounded to two decimal places.

(b) As the average price per share repurchased during the periods 2009 to 2013 was lower than the book value per common share, the repurchase of shares increased the Company's period ending book value per share.

(c) The estimated impact on diluted earnings per share was calculated by comparing reported results versus i) net income per share plus an estimate of lost net investment income on the cumulative share repurchases divided by ii) weighted average diluted shares outstanding excluding the weighted average impact of cumulative share repurchases. The impact of cumulative share repurchases was accretive to diluted earnings per share.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Conference Call
The Company will host a conference call for analysts and investors on April 26, 2013 at 10:00 AM (Eastern) to discuss the first quarter 2013 financial results and related matters. The conference call may be accessed by dialing 1-800-510-0146 (toll-free U.S.) or 1-617-614-3449 (international) and entering the passcode 66093699. Those who intend to participate in the conference call should register at least ten minutes in advance to ensure access to the call. A telephone replay of the conference call will be available through May 10, 2013, by dialing 1-888-286-8010 (toll-free U.S.) or 1-617-801-6888 (international) and entering the passcode 44838840.
This conference call will also be available through a live audio webcast accessible through the Investor Relations section of the Company's website located at www.validusholdings.com. A replay of the webcast will be available at the Investor Relations section of the Company's website through May 10, 2013. In addition, a financial supplement relating to the Company's financial results for the three months ended March 31, 2013 is available in the Investor Relations section of the Company's website.
About Validus Holdings, Ltd.
Validus Holdings, Ltd. is a provider of reinsurance, insurance, and insurance linked securities management operating through three primary segments, Validus Reinsurance, Ltd., Talbot Holdings Ltd. and AlphaCat Managers, Ltd. Validus Reinsurance, Ltd.  (“Validus Re”) is a Bermuda based reinsurer focused on short tail lines of reinsurance. Talbot Holdings Ltd. (“Talbot”) is the Bermuda parent of the specialty insurance group primarily operating within the Lloyd's insurance market through Syndicate 1183. AlphaCat Managers, Ltd. (“AlphaCat”) is a Bermuda based investment adviser, managing third-party capital in insurance linked securities and other investments in the property catastrophe reinsurance space.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Balance Sheets
As at March 31, 2013 and December 31, 2012
(Expressed in thousands of U.S. dollars, except share and per share information)

	March 31, 2013	December 31, 2012

Assets
Fixed maturities, at fair value (amortized cost: 2013—$5,616,693; 2012—$5,008,514)	$5,676,552	$5,085,334
Short-term investments, at fair value (amortized cost: 2013—$368,404; 2012—$1,112,929)	367,619	1,114,250
Other investments, at fair value (amortized cost: 2013—$552,233; 2012—$583,068)	532,786	564,448
Cash and cash equivalents	1,369,224	1,219,379
Total investments and cash	7,946,181	7,983,411
Investments in affiliates	128,448	172,329
Premiums receivable	1,195,430	802,159
Deferred acquisition costs	219,504	146,588
Prepaid reinsurance premiums	200,577	99,593
Securities lending collateral	1,914	225
Loss reserves recoverable	429,252	439,967
Paid losses recoverable	15,831	46,435
Income taxes recoverable	2,203	—
Intangible assets	109,529	110,569
Goodwill	20,393	20,393
Accrued investment income	19,708	21,321
Other assets	275,430	177,274
Total assets	$10,564,400	$10,020,264

Liabilities
Reserve for losses and loss expenses	$3,357,691	$3,517,573
Unearned premiums	1,381,829	894,362
Reinsurance balances payable	187,048	138,550
Securities lending payable	2,380	691
Deferred income taxes	21,800	20,259
Net payable for investments purchased	33,101	38,346
Accounts payable and accrued expenses	111,323	167,577
AlphaCat variable funding notes	290,588	—
Senior notes payable	247,117	247,090
Debentures payable	540,212	540,709
Total liabilities	6,173,089	5,565,157

Commitments and contingent liabilities

Shareholders' equity
Common shares, 571,428,571 authorized, par value $0.175 (Issued: 2013—152,963,762; 2012—152,698,191; Outstanding: 2013—106,282,441; 2012—107,921,259)	26,769	26,722
Treasury shares (2013—46,681,321; 2012—44,776,932)	(8,169)	(7,836)
Additional paid-in-capital	2,096,512	2,160,478
Accumulated other comprehensive (loss)	(12,738)	(2,953)
Retained earnings	1,801,516	1,844,416
Total shareholders' equity available to Validus	3,903,890	4,020,827

Noncontrolling interest	487,421	434,280

Total shareholders' equity	4,391,311	4,455,107

Total liabilities and shareholders' equity	$10,564,400	$10,020,264

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Statement of Operations
For the three months ended March 31, 2013 and 2012
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended March 31,
	2013	2012
Underwriting income
Gross premiums written	$1,104,760	$837,289
Reinsurance premiums ceded	(187,216)	(107,052)
Net premiums written	917,544	730,237
Change in unearned premiums	(386,483)	(279,038)
Net premiums earned	531,061	451,199

Underwriting deductions
Losses and loss expenses	144,771	231,989
Policy acquisition costs	93,611	78,132
General and administrative expenses	80,279	66,375
Share compensation expenses	2,318	5,438
Total underwriting deductions	320,979	381,934

Underwriting income	$210,082	$69,265

Net investment income	25,649	27,760
Other income	2,685	8,891
Finance expenses (a)	(24,446)	(16,279)
Operating income before taxes and income from operating affiliates	$213,970	$89,637
Tax benefit (expense)	318	(139)
Income from operating affiliates	3,523	3,367
Net operating income	$217,811	$92,865

Net realized gains on investments	1,721	7,532
Net unrealized (losses) gains on investments	(7,237)	20,671
Income from investment affiliate	1,477	—
Foreign exchange gains	6,922	3,166
Net income	$220,694	$124,234

Net loss attributable to noncontrolling interest	2,549	—

Net income available to Validus	$223,243	$124,234

Selected ratios:
Net premiums written / Gross premiums written	83.1%	87.2%

Losses and loss expenses	27.3%	51.4%
Policy acquisition costs	17.6%	17.3%
General and administrative expenses (b)	15.6%	15.9%
Expense ratio	33.2%	33.2%

Combined ratio	60.5%	84.6%

(a) Finance expenses increased during the quarter due to the AlphaCat companies.
(b) The general and administrative expense ratio includes share compensation expenses.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Segment Underwriting Income (Loss)
For the three months ended March 31, 2013 and 2012
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended March 31,
	2013	2012
Validus Re
Gross premiums written	$747,963	$566,866
Reinsurance premiums ceded	(125,728)	(30,001)
Net premiums written	622,235	536,865
Change in unearned premiums	(319,101)	(283,856)
Net premiums earned	303,134	253,009
Underwriting deductions
Losses and loss expenses	73,402	124,206
Policy acquisition costs	51,744	38,790
General and administrative expenses	29,441	17,252
Share compensation expenses	1,413	1,872
Total underwriting deductions	156,000	182,120

Underwriting income	147,134	70,889

AlphaCat
Gross premiums written	$96,516	$3,518
Reinsurance premiums ceded	—	—
Net premiums written	96,516	3,518
Change in unearned premiums	(68,899)	(855)
Net premiums earned	27,617	2,663
Underwriting deductions
Losses and loss expenses	—	—
Policy acquisition costs	2,638	256
General and administrative expenses	4,037	1,032
Share compensation expenses	77	52
Total underwriting deductions	6,752	1,340

Underwriting income	20,865	1,323

Talbot
Gross premiums written	$293,530	$293,253
Reinsurance premiums ceded	(94,737)	(103,399)
Net premiums written	198,793	189,854
Change in unearned premiums	1,517	5,673
Net premiums earned	200,310	195,527
Underwriting deductions
Losses and loss expenses	71,369	107,783
Policy acquisition costs	40,526	38,738
General and administrative expenses	30,912	33,348
Share compensation expenses	1,405	1,348
Total underwriting deductions	144,212	181,217

Underwriting income	56,098	14,310

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Consolidated Segment Underwriting Income (Loss) - Continued
For the three months ended March 31, 2013 and 2012
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended March 31,
	2013	2012
Corporate & Eliminations
Gross premiums written	$(33,249)	$(26,348)
Reinsurance premiums ceded	33,249	26,348
Net premiums written	—	—
Change in unearned premiums	—	—
Net premiums earned	—	—
Underwriting deductions
Losses and loss expenses	—	—
Policy acquisition costs	(1,297)	348
General and administrative expenses	15,889	14,743
Share compensation expenses	(577)	2,166
Total underwriting deductions	14,015	17,257

Underwriting (loss)	(14,015)	(17,257)

Total underwriting income	$210,082	$69,265

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Managed Gross Premiums Written
For the three months ended March 31, 2013 and 2012
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended
	March 31,	March 31,
	2013	2012

Total gross premiums written	$1,104,760	$837,289
Adjustments for:
Gross premiums written on behalf of AlphaCat Re 2011	(110)	73,875
Gross premiums written on behalf of AlphaCat Re 2012	(398)	—
Total managed gross premiums written	$1,104,252	$911,164

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Net Operating Income available to Validus, Net Operating Income per share available to Validus and Annualized Net Operating Return on Average Equity
For the three months ended March 31, 2013 and 2012
(Expressed in thousands of U.S. dollars, except share and per share information)

	Three Months Ended
	March 31,	March 31,
	2013	2012

Net income available to Validus	$223,243	$124,234
Adjustments for:
Net realized (gains) on investments	(1,721)	(7,532)
Net unrealized losses (gains) on investments	7,237	(20,671)
(Income) from investment affiliate	(1,477)	—
Foreign exchange (gains)	(6,922)	(3,166)
Net (loss) attributable to noncontrolling interest	(4,742)	—
Net operating income available to Validus	215,618	92,865
Less: Dividends and distributions declared on outstanding warrants	(14,464)	(1,729)
Net operating income available to Validus, adjusted	$201,154	$91,136

Net income per share available to Validus - diluted	$1.90	$1.18
Adjustments for:
Net realized (gains) on investments	(0.02)	(0.07)
Net unrealized losses (gains) on investments	0.07	(0.20)
(Income) from investment affiliate	(0.02)	—
Foreign exchange (gains)	(0.06)	(0.03)
Net (loss) attributable to noncontrolling interest	(0.04)	—
Net operating income per share available to Validus - diluted	$1.83	$0.88

Weighted average number of common shares and common share equivalents	110,052,999	105,096,090

Average shareholders' equity available to Validus	$3,962,359	$3,493,968

Annualized net operating return on average equity	21.8%	10.6%

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Validus Holdings, Ltd.
Non-GAAP Financial Measure Reconciliation
Book Value per Common Share, Diluted Book Value per Common Share and Diluted Book Value per Common Share plus Accumulated Dividends
As at March 31, 2013 and December 31, 2012
(Expressed in thousands of U.S. dollars, except share and per share information)

	As at March 31, 2013
	Equity Amount	Shares	Exercise Price	Book Value Per Share
Book value per common share
Total shareholders' equity available to Validus	$3,903,890	106,282,441		$36.73

Diluted book value per common share
Total shareholders' equity available to Validus	3,903,890	106,282,441
Assumed exercise of outstanding warrants	118,015	6,410,472	$18.41
Assumed exercise of outstanding stock options	34,030	1,796,202	$18.95
Unvested restricted shares	—	2,087,223
Diluted book value per common share	$4,055,935	116,576,338		$34.79
Adjustment for accumulated dividends				6.78
Diluted book value per common share plus accumulated dividends				$41.57

	As at December 31, 2012
	Equity Amount	Shares	Exercise Price	Book Value Per Share
Book value per common share
Total shareholders' equity available to Validus	$4,020,827	107,921,259		$37.26

Diluted book value per common share
Total shareholders' equity available to Validus	4,020,827	107,921,259
Assumed exercise of outstanding warrants	118,015	6,410,472	$18.41
Assumed exercise of outstanding stock options	37,745	1,823,947	$20.69
Unvested restricted shares	—	2,443,631
Diluted book value per common share	$4,176,587	118,599,309		$35.22
Adjustment for accumulated dividends				4.48
Diluted book value per common share plus accumulated dividends				$39.70

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Cautionary Note Regarding Forward-Looking Statements
This press release may include forward-looking statements, both with respect to the Company and its industry, that reflect our current views with respect to future events and financial performance. Statements that include the words "expect", "intend", "plan", "believe", "project", "anticipate", "will", "may" and similar statements of a future or forward-looking nature identify forward-looking statements. All forward-looking statements address matters that involve risks and uncertainties, many of which are beyond the Company's control. Accordingly, there are or will be important factors that could cause actual results to differ materially from those indicated in such statements and, therefore, you should not place undue reliance on any such statements. We believe that these factors include, but are not limited to, the following: 1) unpredictability and severity of catastrophic events; 2) rating agency actions; 3) adequacy of Validus' risk management and loss limitation methods; 4) cyclicality of demand and pricing in the insurance and reinsurance markets; 5) statutory or regulatory developments including tax policy, reinsurance and other regulatory matters; 6) Validus' ability to implement its business strategy during "soft" as well as "hard" markets; 7) adequacy of Validus' loss reserves; 8) continued availability of capital and financing; 9) retention of key personnel; 10) competition; 11) potential loss of business from one or more major insurance or reinsurance brokers; 12) Validus' ability to implement, successfully and on a timely basis, complex infrastructure, distribution capabilities, systems, procedures and internal controls, and to develop accurate actuarial data to support the business and regulatory and reporting requirements; 13) general economic and market conditions (including inflation, volatility in the credit and capital markets, interest rates and foreign currency exchange rates); 14) the integration of businesses Validus may acquire or new business ventures Validus may start; 15) the effect on Validus' investment portfolios of changing financial market conditions including inflation, interest rates, liquidity and other factors; 16) acts of terrorism or outbreak of war; and 17) availability of reinsurance and retrocessional coverage, as well as management's response to any of the aforementioned factors.
The foregoing review of important factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included herein and elsewhere, including the risk factors included in Validus' most recent reports on Form 10-K and Form 10-Q and other documents of the Company on file with or furnished to the U.S. Securities and Exchange Commission (“SEC”). Any forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by Validus will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, Validus or its business or operations. Except as required by law, the Company undertakes no obligation to update publicly or revise any forward-looking statement, whether as a result of new information, future developments or otherwise.
Non-GAAP Financial Measures
In presenting the Company's results, management has included and discussed certain schedules containing net operating income (loss), net operating income (loss) available (attributable) to Validus, net operating income (loss) per share, underwriting income (loss), managed gross premiums written, annualized net operating return on average equity, diluted book value per common share and diluted book value per common share plus accumulated dividends that are not calculated under standards or rules that comprise U.S. GAAP. Such measures are referred to as non-GAAP. Non-GAAP measures may be defined or calculated differently by other companies. These measures should not be viewed as a substitute for those determined in accordance with U.S. GAAP. A reconciliation of net operating income (loss) to net income (loss), the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Net Operating Income (Loss), Net Operating Income (Loss) per share and Annualized Net Operating Return on Average Equity”. A reconciliation of underwriting income and operating income to net income, the most comparable U.S. GAAP financial measure, is presented in the “Consolidated Statements of Operations” above. A reconciliation of managed gross premiums written to gross premiums written, the most comparable U.S. GAAP financial measure, is presented in the section above entitled "Managed Gross Premiums Written".
Underwriting income indicates the performance of the Company's core underwriting function, excluding revenues and expenses such as net investment income (loss), other income, finance expenses, gain on bargain purchase, net of expenses, net realized and unrealized gains (losses) on investments, foreign exchange gains (losses) and transaction expenses. The Company believes the reporting of underwriting income enhances the understanding of our results by highlighting the underlying profitability of the Company's core insurance and reinsurance business. Underwriting profitability is influenced significantly by earned premium growth, adequacy of the Company's pricing and loss frequency and severity.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com

Underwriting profitability over time is also influenced by the Company's underwriting discipline, which seeks to manage exposure to loss through favorable risk selection and diversification, its management of claims, its use of reinsurance and its ability to manage its expense ratio, which it accomplishes through its management of acquisition costs and other underwriting expenses. The Company believes that underwriting income provides investors with a valuable measure of profitability derived from underwriting activities.
Managed gross premiums written represents gross premiums written by the Company and its operating affiliates.  Managed gross premiums written differs from total gross premiums written, which the Company believes is the most directly comparable GAAP measure, due to the inclusion of premiums written on behalf of the Company's operating affiliates, AlphaCat Re 2011, Ltd. and AlphaCat Re 2012, Ltd., which are accounted for under the equity method of accounting.
Annualized net operating return on average equity is presented in the section above entitled “Net Operating Income (Loss), Net Operating Income (Loss) per share and Annualized Net Operating Return on Average Equity.” A reconciliation of diluted book value per common share and diluted book value per common share plus accumulated dividends to book value per common share, the most comparable U.S. GAAP financial measure, is presented in the section above entitled “Book Value and Diluted Book Value Per Common Share.” Net operating income (loss) is calculated based on net income (loss) excluding net realized gains (losses) on investments, net unrealized gains (losses) on investments, foreign exchange gains (losses), income (loss) from investment affiliates and non-recurring items. Realized gains (losses) from the sale of investments are driven by the timing of the disposition of investments, not by our operating performance. Gains (losses) arising from translation of non-US$ denominated balances are unrelated to our underlying business. Net operating income (loss) available (attributable) to Validus is defined as net operating income (loss) as defined above, but excluding income (loss) available (attributable) to noncontrolling interest.

Validus Holdings, Ltd. 29 Richmond Road, Pembroke, Bermuda HM08
Tel: +1-441.278.9000 Fax: +1-441.278.9009
www.validusholdings.com